UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2009
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-15611	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 17, 2009, Mr. Robert Jevon informed iParty Corp. (the “Company”) of his decision to resign from the Board of Directors of the Company effective immediately.  Mr. Jevon has served on the Board of Directors as the designee of Boston Millennia Partners, which as the holder of the Series C Preferred Stock has the right to separately elect one director.  Mr. Jevon’s resignation letter states that he resigned his position as director of the Company because other priorities related to his position at Boston Millennia Partners will prevent him from devoting the appropriate level of attention to iParty Board activities.  Boston Millennia has informed the Company that it does not intend to designate a new director at the current time.

Mr. Jevon did not serve on any committee of the Board of Directors at the time of his resignation and was not deemed one of the Company’s “independent” directors under applicable independence standards of the SEC or NYSE Amex.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

		By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer

Date:	December 21, 2009